Filed Pursuant to Rule 424(b)(3)
Registration No. 333-176604

PREFERRED APARTMENT COMMUNITIES, INC.

SUPPLEMENT NO. 2, DATED MAY 11, 2012,
TO THE PROSPECTUS, DATED NOVEMBER 18, 2011

This prospectus supplement (this “Supplement No. 2”) is part of the prospectus of Preferred Apartment Communities, Inc. (the “Company”), dated November 18, 2011 (the “Prospectus”), as supplemented by Supplement No. 1, dated May 3, 2012 (“Supplement No. 1”). This Supplement No. 2 supplements certain information contained in the Prospectus. This Supplement No. 2 should be read, and will be delivered, with the Prospectus and Supplement No. 1.

The purpose of this Supplement No. 2 is to supplement the disclosure under the heading “Experts” to account for the addition of the consent of PricewaterhouseCoopers LLP with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which is being incorporated by reference in the Prospectus.

PREFERRED APARTMENT COMMUNITIES, INC.

TABLE OF CONTENTS

	Supplement No. 2 Page No.	Prospectus Page No.
PROSPECTUS UPDATES	S-1	N/A
Experts	S-1	206

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PROSPECTUS UPDATES

Experts

The following disclosure is added at the end of the section entitled “Experts” on page 206 of the Prospectus.

“The consolidated financial statements of Preferred Apartment Communities, Inc. appearing in Preferred Apartment Communities, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference in this prospectus and elsewhere in the registration statement, have been incorporated by reference in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.”

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